UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2009

NorthWestern Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of

Certain Officers.

On January 30, 2009, Brian B. Bird, resigned as a member of the Board of Directors (the (“Board”) of NorthWestern Corporation d/b/a NorthWestern Energy (the “Company”) (NYSE: NWE), effective immediately. Mr. Bird served on the Board pending the Company’s search for an independent director residing in South Dakota. His resignation did not result from any disagreement with the Company concerning any matter relating to the Company’s operations, policies or practices. Mr. Bird will remain in his position as Vice President and Chief Financial Officer of the Company.

On January 30, 2009, the Board appointed Dana J. Dykhouse to the Board, effective immediately. Mr. Dykhouse, 51, is President and Chief Executive Officer of First PREMIER Bank which is headquartered in Sioux Falls, South Dakota, and has served in that position since March 1995. Mr. Dykhouse will stand for election at the Company’s next annual meeting.

The press release announcing Mr. Dykhouse’s appointment to the Board is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Press Release dated February 5, 2009

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Miggie E. Cramblit
Miggie E. Cramblit
Vice President, General Counsel and Corporate Secretary

Date: February 5, 2009

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Press Release dated February 5, 2009

* filed herewith

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